                                                   Exhibit 7





                         PUT AGREEMENT


                             Among


                      CORIMON, S.A.C.A.,
                   a Venezuelan corporation

                              and

 FIDELITY CAPITAL & INCOME FUND, KODAK RETIREMENT INCOME PLAN
   TRUST FUND, TRANSAMERICA LIFE INSURANCE AND ANNUITY CO., TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY, SUN LIFE
 INSURANCE COMPANY OF AMERICA, ANCHOR NATIONAL LIFE INSURANCE
               COMPANY, LIBRA INVESTMENTS, INC.









                 Dated as of February 15, 1995








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                       TABLE OF CONTENTS

                                                           Page

                           ARTICLE I

                          Definitions

     1.1.  Definitions  . . . . . . . . . . . . . . . . .     1
     1.2.  Other Definitions. . . . . . . . . . . . . . .     2
     1.3.  Interpretation . . . . . . . . . . . . . . . .     2


                          ARTICLE II

                          Put Rights

     2.1.  Put of Investor1 and Investor2 Common Shares .     2
     2.2.  Put of Preferred Shares  . . . . . . . . . . .     3


                          ARTICLE III

                Representations and Warranties

     3.1.  Representations and Warranties of Parent . . .     4
     3.2.  Representations and Warranties of the Other
           Investors  . . . . . . . . . . . . . . . . . .     4


                          ARTICLE IV

                      General Provisions

     4.1.  Effectiveness; Termination . . . . . . . . . .     5
     4.2.  Amendments; Waivers  . . . . . . . . . . . . .     5
     4.3.  Notices  . . . . . . . . . . . . . . . . . . .     5
     4.4.  Counterparts . . . . . . . . . . . . . . . . .     7
     4.5.  Entire Agreement; No Third-Party Beneficiaries     7
     4.6.  Assignment . . . . . . . . . . . . . . . . . .     7
     4.7.  Severability . . . . . . . . . . . . . . . . .     8
     4.8.  Governing Law  . . . . . . . . . . . . . . . .     8
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          PUT AGREEMENT dated as of February 15, 1995 (this
"Agreement"), among Corimon, S.A.C.A., a Venezuelan corporation ("Parent"), Fidelity Capital & Income Fund ("Investor1"), Kodak Retirement Income Plan Trust Fund ("Investor2"), Transamerica Life Insurance and Annuity Co., a North Carolina corporation ("Investor3"), Transamerica Occidental Life Insurance Company, a California corporation ("Investor4"), Sun Life Insurance Company of America, an Arizona corporation ("Investor5"), Anchor National Life Insurance Company, a California corporation ("Investor6" and, together with Investor1, Investor 2, Investor3, Investor4 and Investor5, the "Other Investors") and Libra Investments, Inc. ("Libra").


                           RECITALS

          WHEREAS, simultaneously with the execution and delivery of this Agreement, each of Parent, the Other
Investors, Standard Brands Paint Company, a Delaware corporation ("Company"), and certain other parties have entered into the Investment Agreement, dated as of the date hereof (the "Investment Agreement"); and

          WHEREAS, Parent, the Other Investors, Libra and
Company desire to establish in this Agreement certain terms and conditions concerning certain put rights and related matters.

          NOW, THEREFORE, in consideration of the
representations, warranties, covenants and agreements contained herein and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:


                           ARTICLE I

                          Definitions

          1.1.  Definitions.  For purposes of this Agreement:

          "Fair Market Value" means, as of any date of determination, (i) in the case of a security, the average of the closing sale prices of such security during the 20-day trading period immediately preceding such date of

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determination on the principal United States securities
exchange registered under the Exchange Act on which such security is listed or, if such security is not listed on any such exchange, the average of the closing sale prices or the closing bid quotations of such security during the 20-day trading period preceding such date of determination on the Nasdaq National Market or any comparable system then in use or, if no such quotations are available, the fair market value of such security as of such date of determination as reasonably determined in good faith by the board of directors of Parent, provided that if the Other Investors deem such determination unreasonable and the parties are unable to agree, they will agree on an independent party to make such determination; and (ii) in the case of property other than cash or a security, the fair market value of such property on such date of determination as determined in good faith by a majority of the directors of Parent.

          "Parent Common Shares" means common shares, nominal value Bs. 10 each, of Parent.

          "Registration Rights Agreement" means the
Registration Rights Agreement, dated as of the date hereof, by and among Holdings, Grantor Trust, the Other Investors, Libra and Company.

          "Stock and Note Purchase Agreement" means the Stock and Note Purchase Agreement, dated as of February 14, 1995, among Parent, Holdings and Investor1.

          1.2.  Other Definitions.  For purposes of this
Agreement, terms used herein but not otherwise defined shall have the meanings set forth in Section 1.1 of the Investment
Agreement.

          1.3. Interpretation. The rules of interpretation set forth in Section 1.2 of the Investment Agreement shall apply to this Agreement, and the provisions thereof shall be deemed to be incorporated by reference herein.


                          ARTICLE II

                          Put Rights

          2.1. Put of Investor1, Investor2 and Libra Common Shares. Unless the New Shares held by Investor1, Investor2 and Libra shall have been registered under the Securities Act in accordance with the terms of the Registration Rights Agreement, until the latest date required to be registered

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thereunder, then at any time after the second anniversary of the Closing Date and prior to the fifth anniversary of the Closing Date, Investor1, Investor2 or Libra may require Parent to purchase the New Shares held by them at a cash purchase price of $0.89 per share, as adjusted for any stock dividend, stock split, reverse stock split or other subdivision or combination of the outstanding shares of Common Stock. To implement such a put, Investor1, Investor2 or Libra shall deliver written notice of the same to Parent. The date of the put will be the date the written notice is delivered to Parent. The closing of such put shall take place twenty (20) business days after the date of the put, at which time (a) Investor1, Investor2 or Libra shall, as applicable, deliver to Parent the New Shares held by them, and (b) Parent shall deliver to Investor1, Investor2 or Libra, as applicable, the purchase price for such New Shares by wire transfer of immediately available funds to a bank account designated by Investor1, Investor2 or Libra, as applicable.

          2.2. Put of Preferred Shares. In the event six quarterly dividends have been not declared or declared and unpaid on the Preferred Shares, each of the Other Investors may require Parent to purchase all of the Preferred Shares held by it at a purchase price of $4.46 per share, without adjustment for accumulated and unpaid dividends. The purchase price to be paid by Parent shall consist of not less than 50% in cash and the remainder, at Parent's option, in cash or equivalent amount of Parent Common Shares, the latter being valued for this purpose at Fair Market Value. To implement such a put, the Other Investor shall deliver written notice of the same to Parent. The date of the put will be the date the written notice is delivered to Parent. The closing of such put shall take place twenty (20) business days after the date of the put, at which time (a) the Other Investor shall deliver to Parent the Preferred Shares held by it, and (b) Parent shall deliver to the Other Investor the purchase price for such Preferred Shares (i) in cash, by wire transfer of immediately available funds to a bank account or accounts designated by the Other Investor and/or (ii) in Parent Common Shares. If practicable, the Parent Common Shares shall be delivered in the form of Parent ADSs and the provisions herein shall be adjusted as necessary to reflect the form of securities delivered, either Parent ADSs or Parent Common Shares. All Parent Common Shares and Parent ADSs shall be entitled to the same registration rights as contained in the Registration Rights Agreement described in the Stock and Note Purchase Agreement.

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                          ARTICLE III

                Representations and Warranties

          3.1.  Representations and Warranties of Parent.
Parent represents and warrants to the Other Investors as follows:

          (a) Authority. Parent has the requisite power and authority to enter into this Agreement.

          (b)  Validity.  This Agreement has been duly
authorized, executed and delivered by Parent and constitutes a valid and legally binding agreement of Parent enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          3.2.  Representations and Warranties of the Other
Investors and Libra. Each of Other Investors and Libra represent and warrant, with respect to such Person only, severally and not jointly, to Parent as follows:

          (a) Authority. Such Person has the requisite power and authority to enter into this Agreement.

          (b)  Validity.  This Agreement has been duly
authorized, executed and delivered by such Person and constitutes a valid and legally binding agreement of such Person enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

          (c) Ownership of New Shares and Preferred Shares. Such Person will, upon exercise of the put, have good and valid title to the New Shares or Preferred Shares to be delivered by them hereunder, free and clear of all liens, encumbrances, equities and claims; and, upon delivery of the New Shares and Preferred Shares and payment therefor pursuant to Article II hereof, good and valid title to such securities free and clear of all liens, encumbrances, equities or claims, will pass to Parent.

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                          ARTICLE IV

                      General Provisions

          4.1. Effectiveness; Termination. This Agreement shall become effective on the Closing Date. This Agreement shall terminate prior to the Closing Date at such time that the Investment Agreement is terminated in accordance with its terms. This Agreement shall terminate after the Closing Date upon the earliest to occur of any of the following events:

          (a)  the mutual written consent of Parent, the Other
Investors and Libra; or

          (b) the expiration of ten (10) years from the Closing Date.

          The rights of any Other Investor or Libra under this Agreement shall terminate when such party no longer beneficially owns any New Shares or Preferred Shares, as applicable.

          4.2. Amendments; Waivers. (a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

          (b) Any agreement on the part of a party to any waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to assert any of its rights under this Agreement shall not constitute a waiver of such rights.

          4.3. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, facsimile transmission, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following

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addresses (or at such other address for a party as shall be specified in a notice given in accordance with this
Section 4.3):

          (i)  If to Parent, to:

               Corimon, S.A.C.A.
               Calle Hans Neumann
               Edificio Corimon
               Los Cortijos de Lourdes
               Apartado 3654
               Caracas 1010-A, Venezuela
               Attention:  Arthur W. Broslat
               Facsimile:  (582) 203-5757

               with a copy to:

               Sullivan & Cromwell
               444 South Flower Street
               Los Angeles, California  90071
               Attention:  Frank H. Golay, Jr.
               Facsimile:  (213) 683-0457

         (ii)  If to Investor1, to:

               Fidelity Capital & Income Fund
               c/o Fidelity Management Trust Company
               82 Devonshire Street - F7E and F7D
               Boston, Massachusetts  02109
               Attention:  Portfolio Manager and
                           Robert M. Gervis, Esq.
               Facsimile:  (617) 476-3316 and 476-7774

               If to Investor2, to:

               Kodak Retirement Income Plan Trust Fund
               c/o Fidelity Management Company
               82 Devonshire Street - F7E and F7D
               Boston, Massachusetts  02109
               Attention:  Portfolio Manager and
                           Robert M. Gervis, Esq.
               Facsimile:  (617) 476-3316 and 476-7774

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               with a copy to:

               Goodwin Procter & Hoar
               Exchange Place
               53 State Street
               Boston, Massachusetts  02109
               Attention:  Laura Hodges Taylor
               Facsimile:  (617) 523-1231

        (iii)  If to Investor3, to:

               Transamerica Life Insurance and Annuity Co.
               c/o Transamerica Realty Services, Inc.
               1150 South Olive Street, Suite 2200
               Los Angeles, California  90015
               Attention:  Lyman Lokken
               Facsimile:  (213) 741-6917

         (iv)  If to Investor4, to:

               Transamerica Occidental Insurance Co.
               c/o Transamerica Realty Services, Inc.
               1150 South Olive Street, Suite 2200
               Los Angeles, California  90015
               Attention:  Lyman Lokken
               Facsimile:  (213) 741-6917

          (v)  If to Investor5, to:

               Sun Life Insurance Company of America
               1 Sun America Center
               Century City, California  90067
               Attention:  Robert Sydow
               Facsimile:  (310) 772-6150

         (vi)  If to Investor6, to:

               Anchor National Life Insurance Co.
               1 Sun America Center
               Century City, California  90067
               Attention:  Robert Sydow
               Facsimile:  (310) 772-6150

        (vii)  If to Libra, to:

               Libra Investments, Inc.
               11766 Wilshire Boulevard, Suite 870
               Los Angeles, California  90025
               Attention:  General Counsel
               Facsimile:  (310) 996-9560

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          4.4.  Counterparts.  This Agreement may be executed
in one or more counterparts, all of which shall be considered one and the same agreement.

          4.5.  Entire Agreement; No Third-Party
Beneficiaries. The Investment Agreement, this Agreement, the other Ancillary Agreements and the agreements contemplated hereby and thereby (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral among the parties hereto with respect to the subject matter hereof and thereof and (b) are not intended to confer upon any person other than the parties and their permitted successors and assigns any rights or remedies.

          4.6. Assignment. None of the parties to this Agreement shall assign any of its rights or obligations hereunder without the prior written consent of the other parties hereto, except that Parent may assign all or any of its rights and obligations hereunder to any Subsidiary or Affiliate of Parent; provided that no such assignment shall relieve Parent of its obligations hereunder. In particular, no purchaser of any New Shares or Preferred Shares shall be deemed to be a successor or assignee of any party hereto, the rights hereunder being intended solely for the parties hereto and not being transferable.

          4.7. Severability. If any term or provision of this Agreement or the application thereof to either party or set of circumstances shall, in any jurisdiction and to any extent, be finally held invalid or unenforceable, such term or provision shall only be ineffective as to such jurisdiction, and only to the extent of such invalidity or unenforceability, without invalidating or rendering unenforceable any other terms or provisions of this Agreement or under any other circumstances, and the parties shall negotiate in good faith a substitute provision which comes as close as possible to the invalidated or unenforceable term or provision, and which puts each party in a position as nearly comparable as possible to the position it would have been in but for the finding of invalidity or unenforceability, while remaining valid and enforceable.

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          4.8.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, REGARDLESS OF THE LAWS THAT MIGHT OTHERWISE GOVERN UNDER APPLICABLE PRINCIPLES OF CONFLICTS OF LAW THEREOF. All actions and proceedings arising out of or relating to this Agreement shall be brought by the parties and heard and determined only in a Federal or State court located in the State of New York and the parties hereto consent to jurisdiction before and waive any objections of venue to the New York courts. The parties hereto agree to accept service of process in connection with any such action or proceeding in any manner permitted for a notice hereunder.

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                         PUT AGREEMENT


          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                              CORIMON, S.A.C.A.



                              By /s/ Arthur W. Broslat
                                 Name:  Arthur W. Broslat
                                 Title:


                              TRANSAMERICA LIFE INSURANCE
                                AND ANNUITY CO.



                              By /s/ Lyman K. Lokken
                                 Name:  Lyman K. Lokken
                                 Title:


                              TRANSAMERICA OCCIDENTAL LIFE
                                INSURANCE COMPANY



                              By /s/ Lyman K. Lokken
                                 Name:  Lyman K. Lokken
                                 Title:


                              SUN LIFE INSURANCE COMPANY OF
                                AMERICA



                              By /s/ Robert E. Sydow
                                 Name:  Robert E. Sydow
                                 Title:

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                              ANCHOR NATIONAL LIFE INSURANCE
                                COMPANY



                              By /s/ Robert E. Sydow
                                 Name:  Robert E. Sydow
                                 Title:


                              LIBRA INVESTMENTS, INC.



                              By /s/ James Upchurch
                                 Name:  James Upchurch
                                 Title:

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                         PUT AGREEMENT


                              FIDELITY CAPITAL & INCOME FUND



                              By /s/ David Breazzano
                                 Name:  David Breazzano
                                 Title:


                              KODAK RETIREMENT INCOME PLAN
                              TRUST FUND



                              By /s/ David Breazzano
                                 Name:  David Breazzano
                                 Title:


Investor1 is a portfolio of a Massachusetts business trust. A copy of Investor1's Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts. Each of the Parties acknowledges and agrees that this agreement is not executed on behalf of or binding upon any of the trustees, officers, directors or shareholders of Investor1 or Investor2 individually, but is binding only upon the assets and property of Investor1 and Investor2. With respect to all obligations of Investor1 arising out of this Agreement, each of the Parties shall look for payment or satisfaction of any claim solely to the assets and property of Investor1 and Investor2. Each of the Parties are expressly put on notice that the rights and obligations of each series of shares of each of Investor1 and Investor2 under its Declaration of Trust are separate and distinct from those of any and all other series.